EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of J.Jill, Inc. of our report dated April 12, 2021 relating to the financial statements, which appears in J.Jill Inc.'s Annual Report on Form 10-K for the year ended January 30, 2021.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts

June 21, 2021